Filed pursuant to Rule 424(b)(5)
Registration No. 333-196561

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 25, 2016

Preliminary Prospectus Supplement

(To Prospectus Dated June 6, 2014)

$300,000,000

Piedmont Natural Gas Company, Inc.

    % Senior Notes due 2046

Piedmont Natural Gas Company, Inc. is offering $300,000,000 aggregate principal amount of our         % senior notes due 2046, which we refer to in this prospectus supplement as the “notes.” We will pay interest on the notes on May 1 and November 1 of each year, beginning May 1, 2017. The notes will mature on November 1, 2046. We may redeem the notes at any time in whole or from time to time in part at the applicable redemption price specified in this prospectus supplement.

The notes will be senior unsecured obligations of Piedmont Natural Gas Company, Inc. exclusively and will rank equally with any existing and future senior unsecured indebtedness of Piedmont Natural Gas Company, Inc. We do not intend for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Investing in the notes involves risks that are described in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Piedmont Natural Gas Company, Inc.		%	$

(1)	Plus accrued interest from , 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about                 , 2016.

Joint Book-Running Managers

RBC Capital Markets	Wells Fargo Securities

Co-Manager

US Bancorp

July         , 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of this offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of this offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

When this prospectus supplement uses the words “Piedmont,” “we,” “us,” “our” or similar references, they refer to Piedmont Natural Gas Company, Inc. and its subsidiaries unless otherwise expressly stated or the context otherwise requires.

CAUTIONARY NOTICE REGARDING CERTAIN FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on management’s current expectations from information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, the following, as well as those discussed in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and those incorporated by reference from our Annual Report on Form 10-K for the year ended October 31, 2015 under the title “Item 1A. Risk Factors” and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Economic conditions in our markets

•	Wholesale price of natural gas

•	Availability of adequate interstate pipeline transportation capacity and natural gas supply

•	Regulatory actions at the state level that impact our ability to earn a reasonable rate of return and fully recover our operating costs on a timely basis

•	Competition from other companies that supply energy

•	Changes in the regional economies, politics, regulations and weather patterns of the three states in which our operations are concentrated

•	Costs of complying or effect of noncompliance with state and federal laws and regulations that are applicable to us

•	Effect of climate change, carbon neutral or energy efficiency legislation or regulations on costs and market opportunities

•	Weather conditions

•	Operational interruptions to our gas distribution and transmission activities

•	Inability to complete necessary or desirable pipeline expansion or infrastructure development projects

•	Elevated levels of capital expenditures

•	Changes to our credit ratings

•	Availability and cost of capital

•	Federal and state fiscal, tax and monetary policies

•	Ability to generate sufficient cash flows to meet all our cash needs

•	Ability to satisfy all of our outstanding debt obligations

•	Ability of counterparties to meet their obligations to us

•	Costs of providing pension benefits

•	Earnings and losses from the joint venture businesses in which we invest

•	Ability to attract and retain professional and technical employees

•	Cybersecurity breaches or failure of technology systems

•	Ability to obtain and maintain sufficient insurance

•	Certain risks and uncertainties associated with the proposed acquisition of Piedmont by Duke Energy

Corporation (“Duke Energy”) pursuant an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2015, among with Duke Energy, Forest Subsidiary, Inc., a new wholly owned subsidiary of Duke Energy, and Piedmont (the “Acquisition”), including, without limitation:

•	the possibility that the Acquisition does not close due to the failure to satisfy the closing conditions, including, but not limited to, a failure to obtain the required regulatory approvals;

•	delays caused by the required regulatory approvals, which may delay the Acquisition or cause the companies to abandon the transaction;

•	uncertainties and disruptions caused by the Acquisition that make it more difficult to maintain our business and operational relationships as well as maintain our relationships with employees, suppliers or customers, and the risk that unexpected costs will be incurred during this process;

•	the diversion of management time on Acquisition-related issues; and

•	future shareholder suits could delay or prevent the closing of the Acquisition or otherwise adversely impact our business and operations.

Other factors may be described elsewhere in this prospectus supplement and the accompanying prospectus. All of these factors are difficult to predict, and many of them are beyond our control. For these reasons, you should not place undue reliance on these forward-looking statements when making investment decisions. When used in our documents or oral presentations, the words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “assume,” “estimate,” “forecast,” “future,” “indicate,” “outlook,” “guidance,” “plan,” “predict,” “seek,” “target,” “would” and variations of such words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are based on information available to us as of the date they are made, and we do not undertake any obligation to update publicly any forward-looking statement either as a result of new information, future events or otherwise except as required by applicable laws and regulations.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information referred to under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our other filings with the Securities and Exchange Commission (“SEC”).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

This prospectus supplement does not repeat important information that you can find in our registration statement (File No. 333-196561) and in the reports and other documents that we file with the SEC under the Exchange Act. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede some of this information. In other words, in case of a conflict or inconsistency between information contained in the prospectus and this prospectus supplement and information incorporated by reference into the prospectus and this prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC (File No. 001-06196) in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended October 31, 2015;

•	Quarterly Reports on Form 10-Q for the periods ended January 31, 2016 and April 30, 2016;

•	Current Reports on Form 8-K filed on November 6, 2015, December 16, 2015, December 22, 2015, January 19, 2016, January 22, 2016, February 18, 2016, March 15, 2016, March 23, 2016, April 27, 2016, June 13, 2016, June 23, 2016 and July 22, 2016.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Piedmont Natural Gas Company, Inc.

Attn: Investor Relations

P.O. Box 33068

Charlotte, North Carolina 28233

Telephone: (704) 364-3120

You may obtain more information by visiting Piedmont’s Internet web site at http://www.piedmontng.com (which is not intended to be an active hyperlink). The information on Piedmont’s Internet web site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference.

Description of Piedmont

We are an energy services company whose principal business is the distribution of natural gas to over one million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina, and Tennessee, including customers served by municipalities. We are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, regulated interstate natural gas transportation and storage, and regulated intrastate natural gas transportation.

We were incorporated in New York in 1950 and began operations in 1951. In 1994, we merged into a newly formed North Carolina corporation with the same name for the purpose of changing our state of incorporation to North Carolina. Our principal executive offices are located at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210 and our telephone number is (704) 364-3120.

For more information about Piedmont, see “About Piedmont” in the accompanying prospectus, our Annual Report on Form 10-K for the year ended October 31, 2015 and any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Proposed Acquisition by Duke Energy

On October, 24 2015, we entered into the Merger Agreement with Duke Energy. At the effective time of the Acquisition, subject to receipt of required regulatory approvals and meeting specified customary closing conditions, each share of Piedmont common stock issued and outstanding immediately prior to the closing will be converted automatically into the right to receive $60 in cash per share, without interest, less any applicable withholding taxes. In the Merger Agreement, we agreed to covenants, none of which we expect to materially impact our financial condition or results of operations, affecting the conduct of our business between the date of the Merger Agreement and the effective date of the Acquisition. We anticipate the Acquisition to close in 2016.

On November 6, 2015, Thomas E. Skains, Chairman, President and Chief Executive Officer of Piedmont, notified our Board of Directors and Duke Energy of his intent to terminate his employment and retire from Piedmont effective upon (and contingent upon) the closing of the Acquisition. On December 18, 2015, Frank Yoho, our Senior Vice President—Commercial Operations, was designated by Duke Energy to lead its natural gas operations, including our gas operations, when the Acquisition is closed. On June 21, 2016, Duke Energy announced that it has designated Karl W. Newlin, Senior Vice President and Chief Financial Officer of the Company, to lead its Gas Commercial Operations, Victor Gaglio, Senior Vice President and Chief Utility Operations Officer of the Company, to lead its Gas Utility Operations, and Bruce Barkley, Vice President-Regulatory Affairs, Rates and Gas Cost Accounting of the Company, to be responsible for leading Rates and Regulatory (NC/SC/TN), Community Relations (NC/SC/TN) and State Legislative Affairs (TN) for its gas business, each effective upon (and contingent upon) the closing of the Acquisition. Also on June 21, 2016, Jane R. Lewis-Raymond, Senior Vice President and Chief Legal, Compliance and External Relations Officer of the Company, and Kevin M. O’Hara, Senior Vice President and Chief Administrative Officer of the Company, each notified Mr. Skains and Lynn J. Good, the Chairman, President and Chief Executive Officer of Duke Energy, of their respective intent to terminate their employment from the Company effective upon (and contingent upon) the closing of the Acquisition.

Several required conditions for completion of the Acquisition have been obtained. In December 2015, the Federal Trade Commission granted early termination of the 30-day waiting period for the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In January 2016, the Acquisition was approved by 66.8% of eligible outstanding shares of common stock held by our shareholders.

Required filings were made with our state regulatory commissions in January 2016. We and Duke Energy filed a joint application with the North Carolina Utilities Commission (the “NCUC”) seeking regulatory approval of the Acquisition. We and Duke Energy filed a joint application seeking approval from the Tennessee Regulatory Authority (the “TRA”) to transfer our operating license to Duke Energy. In March 2016, the TRA approved the transfer contingent upon NCUC approval of the Acquisition. We and Duke Energy discussed the Acquisition with the Public Service Commission of South Carolina. On June 10, 2016, the Public Staff of the NCUC filed with the NCUC an Agreement of Stipulation and Settlement among Public Staff, Piedmont, and Duke Energy which sets forth stipulations and conditions for approval of the proposed acquisition of Piedmont by Duke Energy. The NCUC held a hearing on the proposed acquisition on July 18, 2016.

Following the closing of the Acquisition, we intend to remain an SEC registrant and continue to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC. Additionally, following the closing of the Acquisition, each share of Piedmont common stock would be owned by Duke Energy and would be delisted from the New York Stock Exchange. Duke Energy is not expected to guarantee or otherwise become an obligor of the notes or any of our outstanding notes.

The Offering

For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Piedmont Natural Gas Company, Inc.

Notes Offered	$300,000,000 aggregate principal amount of % Senior Notes due 2046.

Maturity	November 1, 2046.

Interest	The notes will bear interest from , 2016 at the rate of % per year.

Interest Payment Dates	May 1 and November 1 of each year, beginning May 1, 2017.

Ranking	The notes will be our senior unsecured obligations. They will rank equally in right of payment with our existing and future senior unsecured obligations and will be senior in right of payment to any existing and future subordinated indebtedness. The notes will be effectively subordinated to any future secured indebtedness, to the extent of the collateral securing that indebtedness, and to all existing and future liabilities of our subsidiaries. As of April 30, 2016, Piedmont had no outstanding secured indebtedness.

Optional Redemption	Prior to May 1, 2046, we may redeem the notes at any time in whole or from time to time in part at the “make-whole premium” indicated under the section entitled “Description of the Notes—Optional Redemption” in this prospectus supplement.

On or after May 1, 2046, we may redeem the notes at any time in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon but not including the date of redemption. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Further Issuances of Notes of this Series	We may create and issue further notes ranking equally and ratably with and having the same terms (except for the initial public offering price, the issue date and, if applicable, the initial interest payment date and/or amount) as the notes offered by this prospectus supplement. Any additional notes will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture.

Use of Proceeds	The use of proceeds for this debt offering will be to finance capital expenditures, to repay outstanding short-term, unsecured notes under our commercial paper program, and for general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in the notes.

No Listing of the Notes	We do not intend to apply to list the notes on any securities exchange or to include them on any automated quotation system.

Governing Law	The indenture and the notes will be governed by New York law.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Consolidated Financial Data

The following table presents summary selected historical consolidated financial data of Piedmont. We derived this information from our audited financial statements for the years ended October 31, 2015, October 31, 2014 and October 31, 2013 and from our unaudited financial statements for the six months ended April 30, 2016 and April 30, 2015. This information is only a summary. You should read it in connection with our historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.” All amounts set forth below are in millions.

	Six Months Ended April 30,		Year Ended October 31,
	2016	2015	2015	2014	2013
Income Statement Data
Operating revenues	$811.5	$1,032.2	$1,371.7	$1,470.0	$1,278.2
Margin	510.6	495.7	727.3	690.2	621.5
Net income	161.2	159.4	137.0	143.8	134.4

	As of April 30,	As of October 31,
	2016	2015	2014	2013
Balance Sheet Data
Cash and cash equivalents	$12.3	$13.7	$9.6	$8.1

Total current assets	$279.0	$223.5	$346.7	$348.1
Total utility plant, net	4,535.4	4,348.0	3,989.4	3,634.5
Total non-current assets (excludes other physical property)	649.6	506.4	437.8	385.7

Total assets	$5,464.3	$5,078.4	$4,774.3	$4,368.6

	Six Months Ended April 30,		Year Ended October 31,
	2016	2015	2015	2014	2013
Cash Flow Data
Depreciation and amortization	$73.3	$69.3	$140.2	$129.3	$120.8
Net cash provided by operating activities	255.7	364.3	371.6	430.6	313.2
Utility capital expenditures	254.1	204.3	443.7	460.4	600.0
Net cash used in investing activities	263.5	222.0	478.4	504.4	663.5

RISK FACTORS

Investing in the notes involves risks. You should carefully review the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should carefully consider the following risk factors, as well as the “Risk Factors” section in the accompanying prospectus on page 4, in our Annual Report on Form 10-K for the year ended October 31, 2015 under the title “Item 1A. Risk Factors” and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described could materially adversely affect our operations and financial results and the value of your investment in the notes.

Our indebtedness could adversely affect our ability to fulfill our obligations under the notes.

Our consolidated indebtedness and debt service obligations are significant. Our consolidated interest on long-term debt was $70.6 million for the year ended October 31, 2015. As of April 30, 2016, our total consolidated long-term debt, including current maturities, was $1.6 billion, excluding unused commitments and contractual obligations and other commitments, and our total stockholder’s equity was $1.6 billion. Adjusted for this offering, as of April 30, 2016, our total consolidated long-term debt would have been $1.9 billion and our total stockholder’s equity would have been unchanged. We may incur additional short-term and long-term debt from time to time to finance our working capital or capital expenditures or for other general corporate purposes, subject to the restrictions contained in our amended and restated revolving credit facility and in any other agreements under which we incur debt.

The indenture governing the notes does not limit the amount of unsecured debt that we may incur under the indenture.

The covenants contained in the indenture do not afford the holders of notes any protection in the event of a highly leveraged transaction or other transaction involving us that may adversely affect holders.

Our debt could have important consequences to holders of the notes, including the following:

•	we use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our consolidated cash flow to fund our construction requirements, working capital and capital expenditures and other general corporate requirements;

•	if prevailing interest rates increase, our interest expense could increase because any borrowings under our revolving credit facility and any issuances under our commercial paper program will bear interest at floating rates;

•	our leverage increases our vulnerability to economic downturns, and adverse competitive and industry conditions could place us at a competitive disadvantage compared to those of our competitors that are less leveraged; and

•	our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or raise capital in the future and implement our business strategies.

Because the notes are not secured and are effectively subordinated to the rights of secured creditors, the notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are senior unsecured obligations and will rank equally with any future unsecured, unsubordinated debt and will be effectively junior to any secured debt we may incur. As of April 30, 2016, Piedmont had no outstanding secured indebtedness.

Pursuant to a covenant in the indenture, we are generally restricted from creating any mortgage, pledge or other lien upon our assets without similarly securing the notes (as described under the “Description of Debt

Securities—Covenants—Limitation on Liens” in the accompanying prospectus); provided, however, there are certain significant exceptions to such covenant whereby we would be permitted to incur secured debt. In the event that we incur secured debt in the future, our assets and those of our subsidiaries which secure such secured debt will be subject to prior claims by our and our subsidiaries’ respective secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in any remaining assets ratably with all of our unsecured and unsubordinated creditors, including trade creditors. The holders of obligations that rank equally with the notes, including trade payables, will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to holders of the notes. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Our subsidiaries and Duke Energy are not guaranteeing the notes.

The notes are not guaranteed by any of our subsidiaries. None of those entities has any obligation to make any capital contribution or distribution to us for the purpose of paying the principal of, or premium, if any, and interest on the notes or any other amount that may be required to be paid under the indenture or the notes, preventing or curing an event of default under the terms of the indenture, complying with any other obligation under the indenture or the notes or otherwise. In addition, Duke Energy is not expected to guarantee or otherwise become an obligor of the notes or any of our outstanding notes. Further, the notes will be structurally subordinated to all indebtedness of our subsidiaries.

There is no prior market for the notes, and if a market develops, it may not be liquid and prices of the notes may vary.

We do not intend to apply to list the notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure holders of the notes that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes following the offering. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Further, there can be no assurance as to the liquidity of any market that may develop for the notes or holders’ ability to sell their notes or the price at which holders will be able to sell their notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

Certain of our securities are rated by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be decreased, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any decrease, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of debt securities issued by us, including the notes.

Foreign Account Tax Compliance Act (FATCA) withholding may apply to payments on the notes, including as a result of the failure of the bank or broker through which you hold the notes to provide information to U.S. tax authorities.

The notes could be subject to a U.S. withholding tax of 30% under FATCA. This tax could apply if you or any entity that receives a payment (directly or indirectly) on your behalf (including a bank, custodian, broker or other payee, at any point in the series of payments made on your notes) is a non-U.S. person and does not comply with the U.S. information reporting, withholding, identification, certification, and related requirements imposed by FATCA. The payments potentially subject to this withholding tax include interest as well as payments made upon the sale, exchange, redemption or maturity of your notes.

The withholding tax described above could apply to all interest payments made on your notes. In addition, the withholding tax described above could apply to payments made upon the sale, exchange, redemption or maturity of your notes on or after January 1, 2019. You should consult your tax advisor regarding the relevant U.S. law and other official guidance on FATCA.

We will not pay any additional amounts in respect of this withholding tax. Consequently, if this withholding tax applies, you will receive significantly less than the amount that you would have otherwise received with respect to your notes. Depending on your circumstances, a refund or credit in respect of some or all of this withholding may potentially be available. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts.

In addition, the notes may also be subject to other U.S. withholding taxes as described in “U.S. Federal Income Tax Considerations” of this prospectus supplement.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the notes will be approximately $            million, after deducting the underwriting discount and other expenses of the offering payable by us. We expect to use the net proceeds of this offering to finance capital expenditures, to repay outstanding short-term, unsecured notes under our commercial paper program and for general corporate purposes. As of April 30, 2016, we had $390 million of commercial paper outstanding with a weighted average interest rate of 0.58% and remaining maturities of 2 to 13 days.

CAPITALIZATION AND SHORT-TERM DEBT

The following table sets forth our consolidated capitalization as of April 30, 2016, and as adjusted to give effect to the issuance and sale of the notes and the use of proceeds from this offering as set forth under “Use of Proceeds” above. This table should be read in conjunction with our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	April 30, 2016
	Actual	As Adjusted
	($ in millions)
Short-term debt (includes current maturities)	$430.0	$130.0
Long-term debt
Notes offered hereby	$—	$300.0
Total long-term debt (excluding current maturities and notes offered hereby)	$1,524.1	$1,524.1
Total long-term debt (excluding current maturities and including notes offered hereby)	$1,524.1	$1,824.1
Stockholders’ equity	$1,551.3	$1,551.3
Total capitalization and short-term debt	$3,505.4	$3,505.4

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

Six Months Ended	Fiscal Year Ended October 31,
April 30, 2016 (1)	2015	2014	2013	2012	2011
7.52x	3.68x	4.22x	4.82x	5.19x	4.39x

(1)	Due to the seasonality of our business, a disproportionate percentage of our earnings occur in the first nine months of our fiscal year. Therefore, the ratio of earnings to fixed charges for the six months ended April 30, 2016 does not reflect the results to be expected for the full year.

For purposes of computing the ratios of earnings to fixed charges: (i) earnings consist of income before deducting net provisions for income taxes and fixed charges; and (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, and the estimated interest component of lease payments and rentals.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the notes set forth in the accompanying prospectus under “Description of Debt Securities,” to which reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying prospectus or in the indenture referred to therein. As used in this section, the terms “we,” “us,” “our,” “the Company,” and “Piedmont” refer to Piedmont Natural Gas Company, Inc. only and not to its subsidiaries.

The following description, together with the “Description of Debt Securities” in the accompanying prospectus, is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definition of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

General

The notes constitute a single series of debt securities to be issued pursuant to an indenture, dated as of April 1, 1993, as supplemented, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes will initially be limited to $300.0 million aggregate principal amount and will mature on November 1, 2046.

The notes will bear interest at the rate per year set forth on the cover page of this prospectus supplement from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2017,  to the persons  in whose  names the  notes are  registered at  the close  of business  on the immediately preceding                      and                     , respectively, whether or not such day is a Business Day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any date on which interest is payable on the notes is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay).

The notes will be direct unsecured obligations of Piedmont, exclusively, and not the obligation of any of our affiliates. The notes will (i) rank equally with our existing and future senior unsecured indebtedness, (ii) be effectively subordinated (to the extent of underlying collateral) to any secured indebtedness now outstanding or that we may incur in the future, and (iii) be structurally subordinated to all indebtedness of the Company’s subsidiaries.

The notes will be issued only in registered form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

We will initially offer $300.0 million aggregate principal amount of the notes. Subject to the terms of the indenture, we may, at any time, without consent of the holders of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms (except for the initial public offering price, the issue date and, if applicable, the initial interest payment date and/or amount) as the notes being offered hereby; provided that any such additional notes that are not fungible with the initially issued notes for U.S. federal income tax purposes will have a different CUSIP number. Any such additional notes, together with the notes offered hereby, will constitute a single series of notes under the indenture.

We will be entitled to defease the notes subject to compliance with the terms of the indenture. See “Description of Debt Securities—Satisfaction and Discharge” in the accompanying prospectus. We may at any time purchase notes at any price in the open market, by tender or by private agreement, subject to applicable law (including, without limitation, federal securities laws). The notes are not entitled to the benefits of a sinking fund.

Optional Redemption

Prior to May 1, 2046 (the date that is six months prior to the maturity date of the notes (the “Par Call Date”)), the notes will be redeemable at any time in whole or from time to time in part, at our option, each at a “make-whole premium” redemption price calculated by us equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

On or after the Par Call Date, the notes will be redeemable at any time in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date,

•	the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or

•	if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means

•	each of (i) RBC Capital Markets, LLC and (ii) Wells Fargo Securities, LLC, or their respective affiliates which are primary U.S. government securities dealers in the United States of America (each, a “Primary Treasury Dealer”) and their respective successors, and

•	two other Primary Treasury Dealers that we select; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall select another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the particular notes or portions of such notes to be redeemed will be selected by The Depository Trust Company, or DTC, in such manner as it shall determine.

Notwithstanding the foregoing, any notice of redemption at our option may state that such redemption will be conditional upon receipt by the Trustee on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such notes.

Additional Information

For important information about the notes, including (i) the limitation on liens covenant for the benefit of the notes, (ii) a description of the events of default and related remedies under the indenture and (iii) certain information relating to modification of the indenture, see “Description of Debt Securities” in the accompanying prospectus.

Book-Entry System

We will initially issue the notes in the form of one or more book entry debt securities, or Book Entry Debt Securities. The Book Entry Debt Securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee. Except in limited circumstances, the Book Entry Debt Securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder may hold beneficial interests in the Book Entry Debt Securities directly through DTC if such holder has an account with DTC or indirectly through organizations which have accounts with DTC.

DTC

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of institutions that have accounts with DTC, or participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC, upon the deposit of the Book Entry Debt Securities with DTC, DTC will credit on its book entry registration and transfer system the principal amount of notes represented by such Book Entry Debt Securities to the accounts of participants. Ownership of beneficial interests in the Book Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Book Entry Debt Securities will be shown on and the transfer of those ownership interests will be effected only through records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Book Entry Debt Security other than participants). All interests in a Book Entry Debt Security deposited with DTC are subject to the procedures and requirements of DTC.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Book Entry Debt Securities.

So long as DTC (or its nominee) is the registered holder and owner of a Book Entry Debt Security, DTC (or such nominee) will be considered the sole legal owner and holder of the notes evidenced by such Book Entry Debt Security for all purposes of such notes and the indenture. Except in limited circumstances, as an owner of a beneficial interest in a Book Entry Debt Security, you will not be entitled to have the notes represented by such Book Entry Debt Security registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under such Book Entry Debt Security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Book Entry Debt Security desires to take any action that DTC, as the holder of such Book Entry Debt Security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, premium, if any, and interest on the notes represented by the Book Entry Debt Securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Book Entry Debt Securities.

We expect that DTC (or its nominee), upon receipt of any payment of principal of, premium, if any, or interest on the Book Entry Debt Securities, will credit the accounts of its relevant participants or account holders, as applicable, with payments in amounts proportionate to its respective beneficial interest in the principal amount of the applicable Book Entry Debt Security as shown on the records of DTC (or its nominee). We also expect that payments by participants or indirect participants or account holders, as applicable, to owners of beneficial interests in the Book Entry Debt Securities held through such participants or indirect participants or account holders will be governed by standing instruction and customary practices and will be the responsibility of such participants or indirect participants or account holders, as applicable. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Book Entry Debt Securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants, and the owners of beneficial interests in the Book Entry Debt Securities owning through such participants.

All amounts payable under the notes will be payable in U.S. dollars, except as may otherwise be agreed between any applicable securities clearing system and any holders. Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of any applicable securities clearing system) applicable thereto. None of the Trustee, us or any of our or their respective agents shall be liable to any holder of a Book Entry Debt Security or other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection therewith. Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered. None of the trustee, the paying agent, or us will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes by a beneficial owner (referred to in this discussion as a “holder”). Because this section is a summary, it does not address all aspects of taxation that may be relevant to a particular holder of the notes in light of the holder’s personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	insurance companies;

•	persons that hold the notes as part of a “straddle,” a “hedge” or a “conversion transaction”;

•	persons liable for alternative minimum tax;

•	expatriates;

•	retirement plans;

•	any holder that has a “functional currency” other than the U.S. dollar; and

•	pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities.

This summary assumes that the notes are held as capital assets for U.S. federal income tax purposes, which generally means property held for investment. In addition, except where otherwise provided, this discussion is limited to the U.S. federal income tax consequences to initial investors that purchase the notes for cash, at their original issue price, and does not discuss the tax consequences for subsequent purchasers of the notes. It does not consider any tax consequences arising out of U.S. federal gift and estate tax law or under the tax laws of any foreign, state, local or other jurisdiction.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership that is considering purchasing the notes, should consult with its tax advisor.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations of the foregoing, in each case as of the date hereof, all of which are subject to change, possibly with retroactive effect, which could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of notes as set forth in this discussion. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

We urge each holder to consult its own tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of the notes and the application of the U.S. federal income tax laws to its particular situation.

U.S. Holders

The following summary applies only to a U.S. holder. A “U.S. holder” is a beneficial owner of notes that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its sources; or

•	any trust if (1) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Interest

Payments of stated interest on the notes generally will be included in gross income and taxable to a U.S. holder as ordinary interest income at the time such interest is received or accrued in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

A U.S. holder will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of the U.S. holder’s gain or loss will equal the difference between the amount the U.S. holder receives for the note (to the extent such amount does not represent accrued but unpaid interest, which will be treated as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in gross income), minus the U.S. holder’s tax basis in the note. The U.S. holder’s tax basis in a note generally will be the price the U.S. holder paid for the note. Any such gain or loss on a taxable disposition of a note will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder holds such note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses against ordinary income is subject to limitations.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which generally will include interest and gain on a sale in respect of the notes, subject to certain exceptions. Each U.S. holder is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

U.S. Holders Holding Through Foreign Accounts or Intermediaries

U.S. holders holding their notes through foreign accounts or intermediaries should refer to “—Non-U.S. Holders—Foreign Account Tax Compliance Act” below.

Non-U.S. Holders

The following summary applies only to a Non-U.S. holder. A Non-U.S. holder is a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Payments on the Notes

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, payments of interest on a note to any Non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:

the holder is not:

•	an actual or constructive, direct or indirect owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership;

•	a bank receiving interest on an extension of credit made pursuant to a loan agreement with us entered into in the ordinary course of its trade or business; or

•	engaged in a trade or business within the United States with which such interest is effectively connected; and

we, or our paying agent, receive:

•	from the Non-U.S. holder, a properly completed Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form), signed under penalties of perjury, which provides the Non-U.S. holder’s name and address and certifies that the Non-U.S. holder of the note is a Non-U.S. holder;

•	or from a securities clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a “financial institution”) on behalf of the Non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) is furnished to the payor.

Special rules may apply to holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by either voting power or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the total combined voting power of the corporation’s stock.

If interest on a note is effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States (in the absence of an applicable tax treaty) or is attributable to a permanent establishment or a fixed base in the United States if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty, then such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, also may be subject to a branch profits tax at 30% or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the holder provides us or the paying agent with a Form W-8ECI or successor form.

A Non-U.S. holder that does not qualify for an exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (unless an exemption from withholding or a lower rate of withholding applies under a treaty) on payments of interest on the notes. A Non-U.S. holder that is entitled to an exemption from withholding or a lower rate of withholding is required to certify its entitlement on IRS Form W-8BEN or W-8BEN-E, or successor form. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the notes.

Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale or Other Disposition of Notes

Subject to the discussions of backup withholding and foreign account tax compliance below, any gain realized by a Non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (in the absence of an applicable tax treaty) or is attributable to a permanent establishment or a fixed base in the United States if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty;

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. holder is a corporation, such Non-U.S. holder also may be subject to the branch profits tax described above. If the second bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Gain realized on a disposition of a note will not include amounts that represent accrued but unpaid interest, which will be treated as described under “—Payments on the Notes.”

Foreign Account Tax Compliance Act

FATCA imposes a withholding tax of 30% on payments of (i) interest on a debt obligation of a U.S. issuer, and (ii) after December 31, 2018, gross proceeds from the sale, exchange, redemption or maturity of such a debt obligation, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity that is not a financial institution unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or that identifies its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity. FATCA applies to the notes.

We will not pay any additional amounts in respect of this withholding tax. Consequently, if this withholding tax applies, a holder will receive significantly less than the amount that such holder would have otherwise received with respect to its notes. Depending on the holder’s circumstances, a refund or credit in respect of some or all of this withholding may potentially be available. However, even if the holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any withheld amounts. Each holder that holds its notes through a non-U.S. intermediary or that is a Non-U.S. holder is urged to consult its own tax advisor regarding foreign account tax compliance.

Information Reporting and Backup Withholding

In the case of a U.S. holder, payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the notes generally will be subject to information reporting. In addition, in the case of a U.S.

holder, such payments generally will be subject to U.S. federal backup withholding tax unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. In the case of a Non-U.S. holder, information reporting generally will apply with respect to payments on or the proceeds of the sale or other disposition of the notes. Copies of these information returns may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable treaty or agreement. In addition, a Non-U.S. holder may be required to comply with certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding tax with respect to our payments on, or the proceeds from the disposition of, notes. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against the holder’s U.S. federal income tax liability, provided required information is furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$
Wells Fargo Securities, LLC
U.S. Bancorp Investments, Inc.

Total		$300,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to certain dealers at prices that represent a concession not in excess of         % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of         % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per Note		%
Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $300,000.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the notes at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

Other Relationships

The underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, affiliates of certain of the underwriters are lenders under our second amended and restated revolving credit facility, dated as of December 14, 2015.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Parker Poe Adams & Bernstein LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated into this prospectus supplement by reference from Piedmont’s Annual Report on Form 10-K for the year ended October 31, 2015, and the effectiveness of Piedmont’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Piedmont Natural Gas Company, Inc.

Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Depositary Shares and Warrants

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (4) stock purchase contracts, (5) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (6) depositary shares or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “PNY.”

Investing in these securities involves risks. Before making an investment decision, you should consider the “Risk Factors” section on page 4 and in any related prospectus supplement, and the information incorporated by reference from Piedmont’s Annual Report on Form 10-K for the year ended October 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2014 and April 30, 2014, under the title “Item 1A. Risk Factors,” and from time to time in other filings with the Securities and Exchange Commission.

Our principal executive offices are located at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number at that location is (704) 364-3120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 6, 2014.

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings at any time and from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents and information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements relate to our anticipated financial performance, management plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus or the accompanying prospectus supplement identified by words such as “expect,” “believe,” “project,” “anticipate,” “intend,” “may,” “should,” “could,” “assume,” “estimate,” “forecast,” “future,” “indicate,” “outlook,” “plan,” “predict,” “seek,” “target,” “would” and other words and terms of similar meaning.

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and rates. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	Economic conditions in our markets.

•	Wholesale price of natural gas.

•	Availability of adequate interstate pipeline transportation capacity and natural gas supply.

•	Regulatory actions at the state level that impact our ability to earn a reasonable rate of return and fully recover our operating costs on a timely basis.

•	Competition from other companies that supply energy.

•	Changes in the regional economies, politics, regulations and weather patterns of the three states in which our operations are concentrated.

•	Costs of complying or effect of noncompliance with state and federal laws and regulations that are applicable to us.

•	Effect of climate change, carbon neutral or energy efficiency legislation or regulations on costs and market opportunities.

•	Weather conditions.

•	Operational interruptions to our gas distribution and transmission activities.

•	Inability to complete necessary or desirable pipeline expansion or infrastructure development projects.

•	Elevated levels of capital expenditures.

•	Our credit ratings.

•	Availability and cost of capital.

•	Federal and state fiscal, tax and monetary policies.

•	Ability to generate sufficient cash flows to meet all our cash needs.

•	Ability to satisfy all of our outstanding debt obligations.

•	Ability of counterparties to meet their obligations to us.

•	Costs of providing pension benefits.

•	Earnings from the joint venture businesses in which we invest.

•	Ability to attract and retain professional and technical employees.

•	Risk of cyber-attack, acts of cyber-terrorism or failure of technology systems.

•	Ability to obtain and maintain sufficient insurance.

•	Change in number of outstanding shares.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Other factors could also have material adverse effects on our future results. These risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended October 31, 2013, and Part II, Item 1A, Risk Factors, in our Quarterly Reports on Form 10-Q for the periods ended January 31, 2014 and April 30, 2014. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or changes in circumstances, expectations or otherwise.

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

ABOUT PIEDMONT

We are an energy services company whose principal business is the distribution of natural gas to over one million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are our wholesale customers. We are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, regulated interstate natural gas transportation and storage and regulated intrastate natural gas transportation businesses.

We were incorporated in New York in 1950 and began operations in 1951. In 1994, we merged into a newly formed North Carolina corporation with the same name for the purpose of changing our state of incorporation to North Carolina. Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number is (704) 364-3120. Our common stock is listed on the New York Stock Exchange with shares trading under the ticker symbol “PNY.”

For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the year ended October 31, 2013 and any subsequent reports we file with the SEC, including those incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, Piedmont will use the net proceeds from the sale of the offered securities to finance capital expenditures, to repay outstanding short-term, unsecured notes under our commercial paper program, refinance other indebtedness, to repurchase our common stock, to pay dividends and for general corporate purposes.

We may temporarily invest any net proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit net proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in each of the periods shown is as follows:

	Six months ended April 30,	Fiscal years ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	8.60x	4.82x	5.19x	4.39x	4.61x	4.78x

The natural gas business is seasonal in nature. The ratio of earnings to fixed charges for the six months ended April 30, 2014 does not necessarily reflect the ratio to be expected for the full fiscal year. For purposes of computing the ratios of earnings to fixed charges: (1) earnings consist of income before deducting net provisions for income taxes and fixed charges; and (2) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, and the estimated interest component of lease payments and rentals.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

The debt securities will be unsecured obligations of Piedmont and will either be senior or subordinated debt. We will issue senior debt securities under a senior indenture, dated as of April 1, 1993, as supplemented to the date hereof, between Piedmont and The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A., and as amended by a Second Supplemental Indenture, dated as of June 15, 2003, between Piedmont and The Bank of New York Mellon Trust Company, N.A., a Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont and The Bank of New York Mellon Trust Company, N.A., and a Fourth Supplemental Indenture, dated as of May 6, 2011, between Piedmont and The Bank of New York Mellon Trust Company, N.A. (the “Senior Indenture”). We will issue subordinated debt securities, which may include junior subordinated debt securities, under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” References to the “Trustee” means The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A., or any other successor trustee under the Indentures. Unless otherwise specified in this prospectus, references to the “Debt Securities” means the senior debt securities and subordinated debt securities issued under the Indentures, and the descriptions of Debt Securities describe both the senior Debt Securities and the subordinated Debt Securities unless otherwise specified in this prospectus or any prospectus supplement.

Because this section is a summary of some of the terms of the Indenture, it does not describe every aspect of the Debt Securities. You should refer to the applicable Indenture for a complete description of its provisions and the definitions of terms used in it, because the Indenture, and not this description, will define your rights as a holder of Debt Securities. Whenever we refer to particular sections or defined terms of the Indentures in this prospectus or in any applicable supplement, we are incorporating by reference those sections or defined terms in this prospectus or the applicable prospectus supplement.

The Senior Indenture and the form of Subordinated Indenture are exhibits to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indentures and any supplements.

General Terms of Our Debt Securities

The Debt Securities may be issued from time to time in one or more series. The Indentures do not limit the aggregate principal amount of Debt Securities that we may issue under either Indenture at any time or from time to time in one or more series. As of April 30, 2014, we had approximately $1,175 million of notes outstanding.

The particular terms of each issue of Debt Securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of Debt Securities, will be described in the applicable prospectus supplement. You should read the applicable prospectus supplement for some or all of the following terms of the series of Debt Securities offered by such supplement, as applicable:

•	the title of the offered Debt Securities;

•	any limit on the aggregate principal amount of the offered Debt Securities;

•	the person to whom any interest on the offered Debt Securities will be payable, if other than the person in whose name that offered Debt Security is registered at the close of business on the record date for such interest and the relevant record dates for the payment of interest;

•	the date or dates on which the principal of the offered Debt Securities is payable;

•	the rate or rates at which the offered Debt Securities will bear interest, if any, or the formula that will be used to determine such rate or rates, the date or dates from which any such interest will accrue and the date or dates for any interest payable and the record dates for interest payable;

•	the place or places where the principal, premium (if any) and interest on the offered Debt Securities will be payable and the method of such payment;

•	the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, in whole or in part, at our option;

•	our obligations, if any, to purchase or redeem the offered Debt Securities under any sinking fund or analogous provision or at the option of holders of such securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of payments of principal, premium (if any) or interest on the offered Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the offered Debt Securities will be issuable in whole or in part in the form of one or more global securities and, if so, the securities depository or depositories for such global security or securities and the circumstances under which any such global security or securities may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depository or its nominee, other than as set forth in the Indenture;

•	any provisions for conversion into or exchange of the Debt Securities for shares of capital stock or other securities of Piedmont or any other entity, including the terms of any mandatory conversion;

•	if other than the principal amount thereof, the portion of the principal amount of the offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any modification, amendment or addition to our covenants;

•	whether the offered Debt Securities will be subject to defeasance or covenant defeasance or other means of satisfaction and discharge;

•	any additional events of default; and

•	any other terms or provisions of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

We may issue Debt Securities with terms different from those of Debt Securities already issued. There is no requirement that we issue Debt Securities in the future under either Indenture, and we may use other indentures or documentation, containing different provisions, in connection with future issues of other Debt Securities.

Unless the applicable prospectus supplement provides differently, we will issue the Debt Securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. Unless the applicable prospectus supplement provides differently, the Trustee will register the transfer of any Debt Securities at its offices. There will be no service charge for any registration of transfer or exchange of the Debt Securities, although we may require that purchasers of the Debt Securities pay any tax or other governmental charge associated with the registration.

We may issue Debt Securities as original issue discount securities, to be sold at a substantial discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to such securities.

Global Securities

We may issue the Debt Securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for Debt Securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of Debt Securities that a global security will represent.

Exchange Registration and Transfer

We will not be required to exchange or register a transfer of (i) any series of Debt Securities for a period of 15 days next preceding the giving of the notice of any redemption of such series or (ii) any such series selected, called or being called for redemption except, in the case of any such series to be redeemed in part, that portion not being redeemed.

Redemption

Any terms for the optional or mandatory redemption of the Debt Securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided with respect to the Debt Securities redeemable at the option of the holder, Debt Securities will be redeemable only upon notice, given in accordance with the applicable Indenture, not less than 30 nor more than 60 days prior to the date fixed for redemption, except as otherwise set forth in the applicable prospectus supplement, and, if less than all of a series of Debt Securities are to be redeemed, the Trustee shall select the particular Debt Securities to be redeemed in such manner as it deems fair and appropriate; provided, however, that global Debt Securities that are to be partially redeemed shall be selected in accordance with the procedures of the relevant depositary. The Indentures limit our ability to redeem Debt Securities if an event of default has occurred and is continuing.

Covenants

Under the Senior Indenture, we have agreed to three principal restrictions on our activities for the benefit of holders of the senior Debt Securities. The restrictive covenants summarized below will apply to a series of senior Debt Securities (unless waived or amended) as long as any of those senior Debt Securities are outstanding or unless the prospectus supplement for the series states otherwise.

The covenants contained in the Indentures and the Debt Securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The existing protective covenants applicable to the Debt Securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Property. To the extent necessary for our business to be properly conducted, in our judgment, we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order. We will also cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements to be made to such properties. This covenant does not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business.

Limitation on Liens. We will not create, assume or suffer to exist, and will not permit, cause or suffer any subsidiary to create, assume or suffer to exist, except in our favor, any mortgage, pledge or other lien or encumbrance of or upon any of our or its properties or assets (including stock and other securities of subsidiaries) without making effective provisions to secure equally and ratably the senior Debt Securities then outstanding and other indebtedness entitled to be so secured, except that we or a subsidiary, without so securing the senior Debt Securities, may create, assume or suffer to exist:

•	certain purchase money and existing liens in connection with property acquisitions and the extension, renewal or refunding of the same;

•	pledges of current assets, in the ordinary course of business, to secure current liabilities;

•	liens on property to secure obligations to pay all or a part of the purchase price of such property only out of or measured by oil or gas production or the proceeds thereof, or liens upon production from oil and gas property or the proceeds of such production, to secure obligations to pay all or part of the expenses of exploration, drilling or development of such property only out of such production or proceeds;

•	mechanics’ or materialman’s liens, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payments of money), deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds and deposits as security for payment of taxes or assessments or similar charges and liens or security interests given in connection with bid or completion bonds;

•	liens arising by reason of deposits with, or the giving of security to, a governmental agency as a condition to the transaction of business or the exercise of a privilege or license, or to enable us or a subsidiary to maintain self-insurance or participate in any funds established to cover any insurance risks in connection with workmen’s compensation, unemployment insurance, old age pension or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

•	pledges or assignments of accounts receivable, including customers’ installment paper, to banks or others (including to or by any subsidiary which is principally engaged in the business of financing our business and the business of our subsidiaries) made in the ordinary course of business;

•	liens of taxes or assessments that are (1) for the current year, (2) not due or (3) already due but are being contested in good faith and against which an adequate reserve has been established;

•	judgments or liens the finality of which is being contested and execution on which is stayed;

•	assessments or similar encumbrances the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired;

•	certain landlords’ liens so long as the rent secured thereby is not in default;

•	liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is permitted to be treated as a partnership or disregarded for federal income tax purposes; and

•	liens not otherwise permitted if, at the time, and after giving effect thereto, the creation or assumption of any lien, the aggregate amount of all of our consolidated indebtedness secured by such liens does not exceed 10% of our Consolidated Total Assets. “Consolidated Total Assets” means, as of any determination date, the total assets of us and our subsidiaries as set forth or reflected on our most recent consolidated balance sheet, prepared in accordance with generally accepted accounting principles in the United States.

For purposes of this covenant, a “subsidiary” is any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, by us directly or indirectly through one or more intermediaries.

Corporate Existence. Subject to the provisions described under the heading “Consolidation, Merger or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our and our subsidiaries’ corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve, or cause any subsidiary to preserve, any such right or franchise or to keep in full force and effect the corporate existence of any subsidiary if, in our judgment, preservation is no longer desirable in the conduct of our business and the loss thereof is not disadvantageous in any material respect to the holders of any series of senior Debt Securities.

Consolidation, Merger or Sale

We may not merge into or consolidate with any other corporation, or sell or convey our properties and assets substantially as an entirety to any person, unless:

•	either we shall be the continuing corporation, or the successor corporation (if other than us) shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation shall expressly assume, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities under the applicable Indenture and the due and punctual performance and observance of all of our covenants and conditions under the applicable Indenture;

•	we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

•	we satisfy other conditions described in the applicable Indenture.

Because there is no definitive standard under the laws of the State of New York that clearly defines the threshold for the sale or conveyance of substantially all of our assets, it may be difficult for the holders of our Debt Securities to: (1) determine whether our covenant (relating to merger, consolidation and sale of assets) has been breached, (2) declare an event of default and (3) exercise their acceleration rights. In addition, there can be a difference in understanding between us and the holders of our Debt Securities regarding whether a specific asset sale or sales triggers a sale of “substantially all” of our assets. Lastly, in the event that the holders of our Debt Securities elect to exercise their rights under either Indenture and we contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase “substantially all.”

Payment and Paying Agent

The principal, premium (if any) and interest (if any) on Debt Securities not represented by a global security will be payable in immediately available funds at the office or agency of the paying agent or paying agents as we may designate from time to time, provided that, at our option, interest may be paid by check mailed to the holders entitled thereto at their last addresses as they appear in the Debt Security Register. The Trustee is designated as our sole paying agent and its principal corporate trust office in the Borough of Manhattan, the City of New York, is the office where the Debt Securities may be presented for payment, for the registration of transfer and for exchange and where notices and demands to or upon us in respect of the Debt Securities or of the Indentures may be served. Unless otherwise indicated in the applicable prospectus supplement, interest payments shall be made to the person in whose name any debt security is registered at the close of business on the record date with respect to an interest payment date. All moneys paid by us to a paying agent for the payment of principal, premium (if any) or interest on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us upon request, and the holder of such Debt Security will thereafter look only to us for payment thereof.

Defaults and Rights of Acceleration

The following are events of default under the Indentures with respect to any series of Debt Securities, unless it is either inapplicable to a particular series or is specifically deleted or modified in any supplemental indenture or board resolution under which such series is issued:

(a)	default in the payment of the principal or premium (if any) on any of the Debt Securities of such series when due and payable;

(b)	default in the payment of any installment of interest upon any of the Debt Securities of such series when due and payable, and continuance of such default for a period of 30 days;

(c)	default in the payment of any sinking or purchase fund payment or analogous obligation with respect to such series when due and payable;

(d)	failure by us to observe or perform any other of our covenants or agreements in the Debt Securities or the applicable Indenture for a period of 90 days after written notice of such failure, requiring us to remedy such failure, has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

(e)	a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the Indenture) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $50,000,000 principal amount of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in an excess of $50,000,000 of principal amount of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; or

(f)	certain events in bankruptcy, insolvency or other similar occurrences as more fully described in the Indentures.

The applicable prospectus supplement will describe any additional events of default that may be added to the Indentures for a particular series of Debt Securities. No event of default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an event of default with respect to any other series of Debt Securities issued under that Indenture.

Each of the Indentures provides that if an event of default described in clause (a), (b), (c), (d) or (e) has occurred and is continuing, and in each and every such case, unless the principal amount of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of each series affected thereby then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders) may declare the principal amount of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) affected thereby to be due and payable immediately, or, if an event of default described in clause (f) has occurred and is continuing, and unless the principal of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders), may declare the principal of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such

Debt Securities) to be due and payable immediately. The holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (voting as one class) may waive our compliance of covenants or conditions provided for in the applicable Indenture. In some circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of such series, waive any past default or rescind and annul a declaration of acceleration and its consequences under the applicable Indenture, except a default (1) in the payment of principal, premium (if any) or interest on any Debt Security of such series or (2) in respect of a covenant or provision of the Indentures which cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected.

Each of the Indentures provides that the holders of a majority in principal amount of the outstanding Debt Securities of each series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of that series, except for such directions that are in conflict with statute, rule of law or the Indenture, any other action by Trustee deemed proper by the Trustee not inconsistent with such direction and any action the Trustee determines might involve it in personal liability or would be unjustly prejudicial to the holders of Debt Securities of such series not consenting to such direction. Otherwise, a holder of Debt Securities of a series may not pursue any remedy with respect to the Indentures or any Debt Securities of that series unless:

•	the holder of Debt Securities of that series gives the Trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding make a written request to the Trustee to pursue the remedy;

•	the holder or holders of Debt Securities of that series offer the Trustee reasonable indemnity against any costs, liability or expense incurred in connection therewith;

•	the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding do not give the Trustee a direction that is inconsistent with the request.

However, these limitations do not apply to the right of any holder of any Debt Securities to receive payment of the principal of, premium, if any, and interest on the Debt Securities of a series or to bring suit for the enforcement of any such payment on or after the due date expressed in the Debt Securities, which right shall not be impaired or affected without the consent of the holder.

We will be required to furnish to the Trustee annually a statement as to our performance and observance of and compliance with certain of our obligations under each Indenture and written notice of any default or event of default within five (5) days after we become aware of any such default or event of default.

Under each Indenture, the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults with respect to such series within 90 days after the occurrence of such a default known to the Trustee; provided that, except in the case of default in the payment of principal or interest on any of the Debt Securities, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if the trustee committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. No notice of default with respect to the payment of any sinking or purchase fund will be given until at least 30 days after the occurrence thereof.

Modification of the Indentures

Each Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of all series of the Debt Securities to be affected at the time outstanding under the applicable Indenture (voting as one class), to enter into indentures supplemental to or modifying the applicable Indenture or the rights of the holders of such Debt Securities, except that no such modification shall (a) extend the fixed maturity, reduce the principal amount or premium (if any) or reduce the rate or extend the time of payment of interest on any Debt Security without the consent of the holder of each Debt Security so affected; or (b) reduce the percentage in principal amount of the outstanding Debt Securities, the consent of whose holders is required for any such modification, without the consent of the holders of all Debt Securities then outstanding.

Without the consent of any holders of Debt Securities, we and the Trustee may enter into one or more supplemental indentures (which shall conform to the effective provisions of the Trust Indenture Act) for any of the following purposes:

•	to evidence the succession of another corporation to us, or successive successions and the assumption by the successor corporation of our covenants, agreements and obligations;

•	to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of the Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additions, an event of default permitting the enforcement of all remedies provided in the applicable Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•	to provide for the issuance under the applicable Indenture of Debt Securities, whether or not then outstanding, in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued under such Indenture in fully registered form;

•	to modify, eliminate or add to the provisions of the applicable Indenture to such extent as shall be necessary to effect the qualification of such Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to such Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	to evidence and provide for the acceptance and appointment hereunder of a successor trustee with respect to the Debt Securities of one or more series and to add or change any provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to change or eliminate any provision of the applicable Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the holders of the Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture;

•	to provide collateral security for the Debt Securities;

•	to change any place where (1) the principal, premium (if any) and interest on Debt Securities of any series shall be payable; (2) any Debt Securities of any series may be surrendered for registration of transfer; (3) Debt Securities of any series may be surrendered for exchange; and (4) notices and demands to or upon us in respect of the Debt Securities of any series and the applicable Indenture may be served; and

•	to establish the form or terms of Debt Securities of any series as permitted by the Indenture.

The Trustee is authorized by the Indentures to join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained in any such supplemental indenture and to accept the conveyance, transfer, assignment, mortgage or pledge of any property under such supplemental indenture. The Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under the Indentures or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until it has been duly executed and delivered by the Trustee.

Senior Debt Securities

The senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries. Any such limitations will also be described in the applicable prospectus supplement.

Subordination Provisions for Subordinated Debt Securities

Any subordinated Debt Securities issued under the Subordinated Indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated Debt Securities unless otherwise specified in the applicable prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated Debt Securities, if any, the payment of principal, any premium and interest on the subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated Debt Securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated Debt Securities. These circumstances include the following circumstances:

•	we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•	the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Default and Rights of Acceleration.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated Debt Securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated Debt Securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the Trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage cannot last more than the number of days specified in the Subordinated Indenture or in any supplemental indenture under which subordinated Debt Securities are issued.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated Debt Securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated Debt Securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated Debt Securities.

The Subordinated Indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior Indebtedness” is defined in the Subordinated Indenture to mean, with respect to us,

(i) the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii) all our capital lease, purchase money and similar obligations;

(iii) all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv) all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement or any obligation under options or any similar credit or other transaction;

(v) all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi) all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii) all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix) all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any indebtedness of the Company owed to any of its subsidiaries, (2) Debt Securities issued pursuant to the Subordinated Indenture and guarantees in respect of such Debt Securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the Subordinated Indenture) or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to Debt Securities issued pursuant to the Subordinated Indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the applicable prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Collection of Indebtedness

The Indentures also provide that if we fail to make payment of principal, premium (if any), interest or any mandatory sinking fund requirements on the Debt Securities (and in the case of payment of interest or any mandatory sinking fund payment, such failure to pay shall have continued for 30 days) we will, upon demand of the Trustee, pay to it, for the benefit of the holders of the Debt Securities, the whole amount then due and payable on the Debt Securities for principal or premium (if any) and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities and such further amounts to cover the costs and expenses of collection. The Indentures further provide that if we fail to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

Satisfaction and Discharge

We may satisfy and discharge our obligations under either Indenture if, at any time, (1) we have delivered to the Trustee for cancellation all Debt Securities of any series authenticated or (2) all Debt Securities of such series not previously delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we deposit or cause to be deposited with the Trustee as trust funds (a) an amount of money which will be sufficient or (b) government obligations, the principal and interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient or (c) a combination of (a) and (b) which will be sufficient, to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium (if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be.

If we satisfy and discharge our obligations under either Indenture and we pay or cause to be paid all other sums payable by us under the applicable Indenture with respect to such series, then the applicable Indenture will cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of and at our cost and expense, shall execute instruments acknowledging satisfaction of and discharging the applicable Indenture with respect to the Debt Securities of such series. We agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with the applicable Indenture or the Debt Securities of such series.

In addition, we will be discharged from any and all obligations in respect of the Debt Securities of any series (except in each case of certain obligations) if (i) we deposit with the Trustee, in trust, money, government obligations, or a combination thereof, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities, (ii) we deliver to the Trustee an opinion of counsel to the effect that the deposit and related discharge would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes, or a copy of a ruling or other formal statement or action to such effect received from or published by the United States Internal Revenue Service and (iii) satisfy certain other requirements under the applicable Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse under or upon any of our obligations, covenants or agreements in the Indentures or a supplemental indenture or in any Debt Securities issued under the Indentures or because of the creation of any indebtedness represented thereby, shall be had against any of our incorporators or any of our (or any successor corporation’s) past, present or future stockholders, officers or directors. Each holder, by accepting notes issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities. This waiver may not be effective to waive liabilities under the federal securities laws.

Reports to Holders and SEC Reports

We will file with the Trustee or post to the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (“EDGAR”) the information, documents and other reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the information, documents or reports are required to be filed with the SEC. In addition, we will also file with the Trustee (or post to EDGAR) and file with the SEC such additional information, documents and reports with respect to our compliance with the conditions and covenants provided for in the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC. We will also transmit to all holders of each series of Debt Securities such summaries of any information, documents and reports required to be filed by us with respect to each such series pursuant to the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC within 30 days after filing thereof with the Trustee or posting thereof to EDGAR.

Notices

Any notice or demand required or permitted to be given or served by the Trustee or by the holders of Debt Securities to or on us may be given or served by postage prepaid first class mail or overnight courier addressed (until another address is filed by us with the Trustee) as follows: Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, Attention: Corporate Secretary.

Any notice, direction, request or demand by any holder of the Debt Securities or by the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, if given or made in writing as follows: 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration.

Notices to holders of certificated Debt Securities will be mailed to them at their registered addresses. Any notice or communication mailed to a registered holder shall be mailed to the holder at the holder’s address as it appears on the Debt Security register maintained by of the Debt Security registrar and shall be sufficiently given if so mailed within the time prescribed. Notices to holders of book-entry Debt Securities will be given to the depositary in accordance with its applicable procedures.

Title

We, the Trustee and any of our agents may deem the person in whose name such Debt Security shall be registered upon our books (which, in the case of Debt Securities represented by a global security, shall be the Depositary or its nominee) to be the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment and for all other purposes.

Governing Law

The Indentures are and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Trustee will be under no obligation to expend or risk its own funds or to incur any personal financial liability in the performance of its duties under the Indentures, or in the exercise of any of its rights or powers under the Indentures, if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indentures. We may from time to time enter into commercial banking relationships with affiliates of the Trustee. Notice to the Trustee should be directed to:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock without par value and 175,000 shares of preferred stock without par value. Our board of directors may establish one or more series of preferred stock with such rights and preferences as it may determine. As of June 3, 2014, 78,152,681 shares of common stock were issued and outstanding and none of our preferred stock was issued and outstanding.

The following description of our capital stock and provisions of our Restated Articles of Incorporation (the “Articles of Incorporation”) and Bylaws, as amended and restated (the “Bylaws”), are only summaries and are qualified by reference to our Articles of Incorporation and Bylaws. We encourage you to review complete copies of our Articles of Incorporation and Bylaws, which we have previously filed with the SEC.

Common Stock

The holders of our common stock are entitled to receive dividends as and when declared from time to time by the board of directors out of any of our net profits or net assets legally available therefore, subject to any preferences that may be applicable to any share of our preferred stock then outstanding. The amount of cash dividends that may be paid on common stock is restricted by provisions contained in certain note agreements under which our long-term debt was issued. Under the most restrictive of these provisions, we cannot pay or declare any dividends or make any other distribution on any class of stock or make any investments in subsidiaries or permit any subsidiary to do any of the above (all of the foregoing being “Restricted Payments”) except out of “Net Earnings Available for Restricted Payments.” “Net Earnings Available for Restricted Payments” is defined as the sum of (a) $50 million plus (b) net earnings (defined as consolidated gross revenues, including subsidiaries other than gas and oil subsidiaries, less charges, but not including gains from the sale, conversion of other disposition of capital assets, gains from the write-up of assets and equity in the un-remitted earnings of any corporation which is not a subsidiary) for the period commencing on January 1, 1991 and ending at the end of the last fiscal quarter preceding the date of such payment, plus (c) the aggregate cash dividends paid by oil and gas subsidiaries for the same period, plus (d) the net cash consideration received upon the sale subsequent to December 31, 1990, of additional stock of any class, plus (e) the amount by which any investment in subsidiaries of the character of loans, advances or guarantees has been repaid or eliminated subsequent to December 31, 1990, less the sum of (a) the amount of all dividends and other distributions and other Restricted Payments made, paid or declared on any of our stock after December 31, 1990 and (b) the aggregate amount expended, after December 31, 1990, for the redemption, purchase or other acquisition of our stock or the stock of any subsidiary.

In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after satisfaction of creditors and the payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Holders of common stock do not have preemptive rights to purchase additional shares of common stock or securities convertible into such shares. There are no redemption provisions on any shares of common stock. The outstanding shares of common stock are, and the additional shares offered hereby will be, fully paid and non-assessable.

Each share of common stock is entitled to one vote with respect to all matters submitted to a vote of shareholders. Under North Carolina law, the election of directors requires a plurality of the votes cast in the election. Shareholders do not have cumulative voting rights.

Our common stock is traded on the New York Stock Exchange under the symbol “PNY.”

The transfer agent and registrar for the common stock is Wells Fargo Bank Shareowner Services, 110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the designations, preferences, limitations and relative rights (including conversion rights) of shares within such class and to determine all variations between series, as permitted by North Carolina law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class. In some cases, the issuance of preferred stock could delay a change in control of Piedmont and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that we may offer will be established by or pursuant to a resolution of our board of directors and will be issued under certificates of designations or through amendments to our Articles of Incorporation. If we use this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that we may offer.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

Certain Anti-takeover Effects

Our Articles of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or preventing a change in control. These provisions include:

Classified Board of Directors. Our board of directors is divided into three classes with staggered terms, which means that, as a general matter, only one-third of the board must stand for re-election at any annual meeting of shareholders. The classification of directors could have the effect of making it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our board. Two shareholder meetings, instead of one, generally will be required to effect a change in the control of our board. The provision for the classification of directors may be amended, altered, changed or repealed only upon the affirmative vote of 80% of the outstanding shares entitled to vote in the election of directors.

Fixing and Changing Number of Directors. Our Articles of Incorporation and Bylaws authorize the board of directors to fix the number of directors and provide that the number may be changed only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of directors or (b) a majority of the entire board of directors.

Nominations to the Board. With certain exceptions, nominations to the board must be made at least 60 days prior to the date of a meeting of shareholders.

Removal of Directors. Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of directors.

Fair Price Provisions. Our Articles of Incorporation require the affirmative vote of a super majority of the outstanding shares of voting stock to approve certain transactions such as actions in connection with any “Business Combination.” A Business Combination is defined to include any merger, consolidation, lease, sale or disposition of assets or certain other business transactions by us or our subsidiaries involving an “interested shareholder.” An interested shareholder is defined as any person who is or has announced an intention to become the beneficial owner of 10% or more of our voting stock (and certain defined affiliates) or an affiliate or associate of an interested shareholder and that, together with all such other arrangements, has an aggregate fair market value and/or involves aggregate commitments of $10,000,000 or more or more than 5% of our total assets or shareholders’ equity as reflected on our most recent fiscal year-end consolidated balance sheet. Our Articles of Incorporation require the affirmative vote of not less than 66 2/3% of our voting stock, voting together as a single class, excluding any voting stock beneficially owned by an interested shareholder, with respect to all Business Combinations involving the interested shareholder unless (1) the transaction is approved by our board of directors prior to the date on which directors not affiliated with the interested shareholder and who were directors prior to the time the interested shareholder acquired such status (“Continuing Directors”) comprise less than a majority of our board of directors or (2) if the Business Combination involves payment of consideration to shareholders, certain minimum price and disclosure requirements are satisfied as to all shareholders, and there has been no major change in our business or equity capital structure or any change or reduction in the payment of dividends since the date the interested shareholder acquired such status. To meet the minimum price criteria, the shareholders must receive consideration or retain value per share after the transaction that is not less than the higher of (i) the highest price per share paid by the interested shareholder in the transaction or within two years preceding the first public announcement date of the transaction, (ii) the fair market value per share of our common stock on the date the transaction is announced or the date on which the interested shareholder acquired such status, whichever is higher or (iii) the fair market value per share determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price paid by the interested shareholder within the two-year period preceding the date the transaction is announced to (y) the fair market value on the first day in such two-year period on which the interested shareholder acquired beneficial ownership of any share of common stock. The minimum price provisions must be met with respect to every class or series of our outstanding capital stock, whether or not the interested shareholder has previously acquired shares of any particular class or series. Our Articles of Incorporation require the same 66 2/3% shareholder approval to amend or repeal the foregoing provisions or to adopt any provision inconsistent with such provisions unless the change is proposed by the board of directors prior to the date on which Continuing Directors comprise less than a majority of the board.

Amendment to our Bylaws. Our Bylaws may be amended only by (a) the affirmative vote of 80% of the outstanding shares entitled to vote in the election of directors or (b) a majority of the entire board of directors at a meeting at which a quorum is present.

Issuance of Preferred Stock. Our Articles of Incorporation allow our board of directors to authorize and issue preferred stock with designations and rights that the board may determine at its discretion. Our board of directors may be able to use this authority in a manner that could delay, defer or prevent a change in control.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include any dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which the holders may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which the holders may purchase such number of shares of preferred stock of such series upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which the holders may purchase such number of shares of common stock upon such exercise;

•	the period during which the holders may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in any of the following ways:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers through a specific bidding, ordering or auction process or otherwise;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers or agents.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may suspend or terminate any of these activities at any time.

Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable supplement, we will authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against and contribution toward certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Parker Poe Adams & Bernstein LLP, Charlotte, North Carolina. Any underwriters, dealers or agent will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements, incorporated into this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: PNY), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://www.piedmontng.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Annual Report on Form 10-K for the year ended October 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended January 31, 2014 and April 30, 2014;

•	Current Reports on Form 8-K (File No. 001-06196) filed on March 11, 2014, March 25, 2014 and April 1, 2014; and

•	the description of our common stock contained in our Form 8-B registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Piedmont Natural Gas Company, Inc.

Attention: Corporate Secretary

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

Telephone: (704) 364-3120

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

$300,000,000

Piedmont Natural Gas Company, Inc.

    % Senior Notes due 2046

PROSPECTUS SUPPLEMENT

July         , 2016

Joint Book-Running Managers

RBC Capital Markets	Wells Fargo Securities

Co-Manager

US Bancorp